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EXHIBIT 23(B)(2)

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                         AMENDED AND RESTATED BYLAWS OF
                       SELECTED CAPITAL PRESERVATION TRUST
                            (AN OHIO BUSINESS TRUST)

                           (REVISED JANUARY 26, 2001)
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                                    ARTICLE I
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                              SHAREHOLDER MEETINGS
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     SECTION 1.1. Conduct of Shareholders' Meetings. The meetings of the shareholders shall be presided over by the President or, if the President shall not be present, by a Vice President or, if neither the President nor any Vice President is present, by a Chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meeting or, if the Secretary is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its Secretary.

     SECTION 1.2. Inspectors of Election. At any election of Trustees, the Trustees prior thereto may, or if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the votes entitled to be cast at such election shall, appoint at least one inspector of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of his or her ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such Inspector.

     SECTION 1.3. Ballots. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the votes entitled to be cast at such election or on such matter.

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     SECTION 1.4. Records at Shareholders Meetings. At each meeting of the shareholders there shall be open for inspection the minutes of the last previous annual or special meeting of shareholders of the Trust and a list of the shareholders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of shareholders shall contain the name of each shareholder in alphabetical order and the address and number of shares owned by such shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of an Ohio business corporation or other applicable law including the 1940 Act.

     SECTION 1.5. Certain Solicitations by Shareholders. Whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate shares constituting at least one percent (1%) of the outstanding shares of the Trust, shall apply to the Trustees in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting to consider removal of a Trustee and accompanied by a form of communication and request that they wish to transmit, the Trustees shall within five business days after receipt of such application, inform such applicants as to the approximate cost of mailing to the shareholders of record the proposed communication and form of request. Upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, as determined by the Trustees, the Trustees shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books of the Trust. Notwithstanding the foregoing, the Trustees may refuse to mail such material on the basis and in accordance with the procedures for refusing to mail such material to the extent set forth in the last two paragraphs of Section 16(c) of the Investment Company Act of 1940, or any substitute or replacement provisions therefor.

                                   ARTICLE II
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                                    TRUSTEES
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     SECTION 2.1. Meetings of the Trustees. Meetings of the Trustees shall be held in accordance with Article II of the Declaration of Trust.

     SECTION 2.2. Executive Committee. The Trustees may, by the affirmative vote of a majority of the Trustees, elect from the Trustees an Executive Committee to consist of such number of Trustees, but not less than two, as the Trustees may from time to time determine. The Trustees by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Trustees. When the Trustees are not in session, the Executive Committee shall have and may exercise any or all of the powers of the Trustees in the management of the business and affairs of the Trust, except as provided by law and except the power to increase or decrease the size of, or fill vacancies on, the Board of Trustees, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, and the power to make or amend the Bylaws of the Trust. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Trustees, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member.

     SECTION 2.3. Other Committees. The Trustees, by the affirmative vote of a majority of the Trustees, may appoint other committees which shall in each case consist of such number of members, and shall have and may exercise such powers as the Trustees may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Trustees shall otherwise provide. The Trustees shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

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     SECTION 2.4. Mandatory Retirement of Trustees. A Trustee shall retire and cease being a Trustee at the close of business on the last day of the calendar year in which the Trustee attains age seventy-five (75).

     SECTION 2.5. Compensation of Trustees. Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Trustees.

                                   ARTICLE III
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                                    OFFICERS
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     SECTION 3.1. Officers of the Trust. The officers of the Trust shall consist of a Chairman, a President, a Secretary, a Treasurer and such other officers or assistant officers, including a Vice Chairman and Vice Presidents, as may be elected by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary and no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers. The Trustees may designate any Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act. The Chairman and the Vice Chairman, if any, shall be Trustees, but no other officer of the Trust need be a Trustee.

     SECTION 3.2. Term of Office. Unless a longer, shorter or indefinite term of office is provided by the Trustees for any officer or all officers, the term of office of all officers shall be one year. Any officer may be removed from office at any time with or without cause by the vote of a majority of the Trustees then in office, if the Trustees in their judgment find that the best interests of the Trust are served thereby.

     SECTION 3.3. Powers and Duties. The officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Trustees or the Executive Committee.


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                                    ARTICLE V
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                                   FISCAL YEAR
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     The fiscal year of the Trust shall begin on the first day of January and end on the thirty-first day of December in each year.

                                   ARTICLE VI
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                          SHARES OF BENEFICIAL INTEREST
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     Shares shall be issued, recorded and transferred in accordance with Article
VI of the Declaration of Trust. As further allowed by Article VI of the Declaration of Trust, no share certificate will be issued to evidence ownership of shares."

                                   ARTICLE VII
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                         AMENDMENT AND REPEAL OF BYLAWS
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     In accordance with the Declaration of Trust, the Trustees shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws at any time. Action by the Trustees with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

     The Declaration establishing Selected Capital Preservation Trust dated November 17, 1987, a copy of which, together with all amendments thereto, is on file in the principal business office of the Trust, provides that the name "Selected Capital Preservation Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Selected Capital Preservation Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Selected Capital Preservation Trust but the Trust property only shall be liable.


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